                                                                      EXHIBIT 10

                            RAILCAR LEASE AGREEMENT

     THIS RAILCAR LEASE AGREEMENT (this "Agreement"), dated as of September 1, 2000, is entered into by and between GATX Third Aircraft Corporation, a Delaware corporation ("Lessor"), and Pacer International, Inc., a Tennessee corporation ("Lessee").


                                    RECITAL
                                    -------

     Lessee desires to lease railcars from Lessor, and Lessor desires to lease railcars to Lessee, pursuant to leases entered into from time to time by Lessor and Lessee, all on the terms and conditions set forth herein.

     NOW THEREFORE, the parties hereto agree as follows:


                                   SECTION 1
                                   ---------

                                  THE LEASES
                                  ----------

     1.1  The Cars.  Lessee agrees to lease from Lessor the railcars and all
          --------
replacement parts, additions, repairs and accessories incorporated therein and affixed thereto (each a "Car" and collectively the "Cars") described in each rider, substantially in the form of Exhibit A hereto, executed and delivered by Lessor and Lessee from time to time (each a "Rider" and, collectively, the "Riders").

     1.2  Leases.  Each Rider shall constitute a lease by Lessor to Lessee of
          ------
the Cars set forth therein (each, a "Lease" and, collectively, the "Leases"). Each Lease shall be subject to the terms and conditions of this Agreement and the applicable Rider. Lessor and Lessee intend that each of the Leases entered into pursuant to this Agreement shall be an operating lease.

     1.3  "Relevant Lease"; "Relevant Rider"; "Relevant Cars".  As used herein,
          ---------------------------------------------------
the phrases "relevant Lease", "related Lease", "applicable Lease", "relevant Rider", "related Rider", and "applicable Rider" shall mean the Rider pursuant to which a particular Car was leased to Lessee or the Lease created thereby. The phrases "relevant Cars," "related Cars", and "applicable Cars" shall mean the Cars leased pursuant to a particular Lease or Rider.

     1.4  Incorporation by Reference.  Each Rider is incorporated herein by this
          --------------------------
reference and made a part hereof.

                                   SECTION 2
                                   ---------

                        DELIVERY; TERM; RENTAL PAYMENTS
                        -------------------------------

     2.1  Delivery, Inspection and Acceptance.  Subject to Section 2.2, all Cars
          -----------------------------------
will be delivered to Lessee at the location indicated in the relevant Rider. Lessee or its agent shall inspect each such Car to confirm, and execution of the relevant Rider shall evidence Lessee's agreement, as between Lessor and Lessee (but without prejudice to any claims or rights Lessee may have against any parties other than Lessor), that such Car (i) complies with the specifications set forth in the relevant Rider, (ii) is clean and free of commodities or residue, (iii) is in good operating condition, complete with all parts, equipment and accessories, (iv) is in compliance with all regulatory requirements of the Federal Railway Administration or any successor agency (collectively, the "FRA"), the rules of the Mechanical Division, Association of American Railroads ("AAR"), including the current Interchange Rules (the "AAR Interchange Rules"), the United States Department of Transportation ("DOT"), the Surface Transportation Board ("STB"), the Environmental Protection Agency ("EPA") or any other governing body exercising authority over the design or operation of the Cars, and (v) is suitable for immediate use in the commercial services for which such Car was originally designed. Following such inspection, Lessee will accept the Cars in the manner indicated in the relevant Rider. Each accepted Car shall be subject to the relevant Rider and this Agreement as of the date of execution of the related Acceptance Notice, as defined in such Rider.

     2.2  Term.  Each Lease shall commence on the Acceptance Date, as defined in
          ----
the relevant Rider, and shall continue for the term set forth therein (the "Term").

     2.3  Rental Payments.  Rent shall accrue for each Car subject to each Lease
          ---------------
during the Term thereof ("Rent"). Lessee agrees to pay Rent for each accepted Car in the amount set forth in the relevant Rider and in the manner set forth therein and herein. Payments of Rent and all other amounts payable under the Leases shall be made by check to:

                                   Bank of America
                                   P.O. Box 198592
                                   Atlanta, Georgia 30384-8592
                                   Credit: GATX Capital Corporation

or by wire transfer to:

                                   Bank of America
                                   ABA No. 111000012
                                   Dallas, Texas 75202
                                   Credit: GATX Capital Corporation
                                   Account No. 3750878673

or to such other address or account as Lessor shall designate in writing.

     2.4  Overdue Payments.  If any payment of Rent or other payment under any
          ----------------
Lease is not made within ten (10) days after it is due, Lessee shall pay interest thereon at the annual rate equal to the rate of interest publicly announced by Bank of America as its prime rate or other comparable rate, as such rate may change from time to time (the "Prime Rate"), plus 3%, but in no event higher than the highest rate permissible by law, for each day from and including the first day following the date such payment was due up to and including the date payment is received by Lessor, compounded monthly.

     2.5  Acceptance.  All Cars as to which an Acceptance Notice is executed and
          ----------
delivered to Lessor by Lessee or any agent or representative of Lessee pursuant to a Lease shall be deemed, as between Lessor and Lessee (but without prejudice to any claims or rights Lessee may have against any parties other than Lessor), to have been inspected by Lessee and found by Lessee to be in compliance with the specifications set forth in the relevant Rider and in the condition set forth in clauses (i) through (v) of Section 2.1. Notwithstanding the foregoing, any Car that is delivered to Lessee and loaded shall be deemed accepted whether or not it is inspected and whether or not an Acceptance Notice is delivered to Lessor.

     2.6  Net Leases.  The Leases shall all be net leases. Lessee's obligation
          ----------
to pay Rent and all other amounts payable under the Leases shall be absolute and unconditional and shall not be affected by, and such payment shall be made without abatement, suspension, deferment or diminution by reason of any circumstance or occurrence whatsoever including, without limitation, any offset, counterclaim, recoupment, defense or other right which Lessee may now or hereafter have against Lessor or any legal person controlled by any such person or entity, or under common control with any such person or entity, directly or indirectly. Except as expressly otherwise provided in this Agreement or any Lease, Lessee shall have no right to terminate any Lease before the end of its Term or be released, relieved or discharged from the obligation or liability to make all payments due thereunder for any reason whatsoever, including but not limited to the following: any breach of any representation or warranty of, or any act or omission of, Lessor under this Agreement or any Rider or any other agreement at any time existing between Lessor and Lessee; any claims as a result of any other business dealings by Lessor or Lessee; any reorganization, arrangement, insolvency, readjustment of debt, bankruptcy, dissolution or liquidation proceeding involving Lessor or Lessee; any defect in, or damage to, or loss or destruction of, any Car from any cause; the requisitioning, seizure or other taking of title or use of any Car by any government or governmental authority or otherwise whether or not by reason of any act or omission of Lessor; the invalidity or unenforceability or lack of due authorization of this Agreement or any Rider; or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding. Lessor expressly acknowledges and agrees that nothing contained in this Section 2.6 in any way modifies, limits or diminishes any covenant or obligation of Lessor under this Agreement or any Lease or in any way restricts any other rights of Lessee to pursue any remedies which it may have (at law or in equity) against Lessor to seek a recovery of any payment of any amount which is not due and payable hereunder or to pursue any rights or remedies it may possess in the event of a failure by Lessor to perform its covenants and obligations under this Agreement or any Lease.

                                   SECTION 3
                                   ---------

                           DISCLAIMER OF WARRANTIES
                           ------------------------

     3.1  Disclaimer.  THE CARS ACCEPTED BY LESSEE UNDER EACH LEASE ARE ACCEPTED
          ----------
"AS IS, WHERE IS." EXCEPT AS PROVIDED IN SECTION 4.2, LESSOR SHALL NOT BY VIRTUE OF HAVING LEASED THE CARS BE DEEMED TO HAVE MADE ANY REPRESENTATIONS OR WARRANTIES TO LESSEE, WHETHER WRITTEN, ORAL OR IMPLIED. LESSEE ACKNOWLEDGES AND AGREES THAT: (A) LESSOR IS NOT A MANUFACTURER OF OR A DEALER IN PROPERTY OF SUCH KIND AS THE CARS; (B) LESSOR HAS NOT MADE AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT WITH RESPECT TO THE DESIGN, OPERATION, MERCHANTABILITY, DESCRIPTION, CONDITION, QUALITY OR DURABILITY OF THE CARS, THEIR SUITABILITY FOR THE PARTICULAR PURPOSES AND USES OF LESSEE, THE PRESENCE OR ABSENCE OF ANY DEFECTS (WHETHER LATENT OR PATENT), THE POSSIBLE INFRINGEMENT OF ANY PATENT OR TRADEMARK, OR ANY OTHER REPRESENTATION, WARRANTY OR COVENANT (EXCEPT AS PROVIDED IN SECTION 4.2) OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE CARS; AND (C) LESSOR SHALL NOT BE LIABLE TO LESSEE, IN CONTRACT, TORT OR STRICT LIABILITY, FOR ANY LIABILITY, CLAIM, LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY ANY CAR OR ANY INADEQUACY THEREOF FOR ANY PURPOSE, ANY DEFICIENCY OR DEFECT THEREIN, THE USE OR MAINTENANCE THEREOF, ANY REPAIRS, SERVICING OR ADJUSTMENTS THERETO, OR ANY INTERRUPTION OR LOSS OF SERVICE THEREOF OR ANY LOSS OF BUSINESS OR FOR ANY DAMAGE WHATSOEVER OR HOWSOEVER CAUSED, AS ALL SUCH RISKS ARE TO BE BORNE BY LESSEE. LESSOR MAKES NO REPRESENTATION AS TO THE TREATMENT OF ANY LEASE, THE CARS OR THE RENT FOR FINANCIAL REPORTING OR TAX PURPOSES. LESSEE HEREBY WAIVES ANY CLAIM LESSEE MAY HAVE OR ACQUIRE IN THE FUTURE AGAINST LESSOR FOR ANY LOSS, DAMAGE OR EXPENSE CAUSED BY THE CARS OR ANY DEFECT THEREIN OR THE USE OR MAINTENANCE THEREOF.

LESSEE HEREBY WAIVES ALL OF THE RIGHTS AND REMEDIES CONTAINED IN UNIFORM COMMERCIAL CODE SECTIONS 2A-508 THROUGH 2A-522, AS ADOPTED IN ANY RELEVANT JURISDICTION, TO THE EXTENT SUCH PROVISIONS ARE INCONSISTENT WITH, OR ENLARGE UPON, THE RIGHTS OF LESSEE HEREUNDER.

                                   SECTION 4
                                   ---------

             LESSEE'S REPRESENTATIONS AND WARRANTIES AND COVENANTS
             -----------------------------------------------------

     4.1  Representations, Warranties and Covenants of Lessee.  Lessee
          ---------------------------------------------------
represents, warrants and covenants, as of the date hereof and the date of each Rider hereunder, that:

          (a) Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

          (b) Lessee has the full power, authority and legal right to execute and deliver this Agreement and each Lease hereunder and to perform the terms hereof and thereof. This Agreement has been, and each Lease hereunder, when executed and delivered by Lessee, will be, duly authorized, executed and delivered by Lessee. This Agreement constitutes, and each Lease hereunder when executed and delivered by Lessee will constitute, the valid and binding obligations of Lessee enforceable in accordance with its terms.

     4.2  Representations, Warranties and Covenants of Lessor.  Lessor
          ---------------------------------------------------
represents, warrants and covenants, as of the date hereof and the date of each Rider hereunder, that:

          (a) Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation.

          (b) Lessor has the full power, authority and legal right to execute and deliver this Agreement and each Lease hereunder and to perform the terms hereof and thereof. This Agreement has been, and each Lease hereunder, when executed and delivered by Lessor, will be, duly authorized, executed and delivered by Lessor. This Agreement constitutes, and each Lease hereunder when executed and delivered by Lessor will constitute, the valid and binding obligations of Lessor enforceable in accordance with its terms.


                                   SECTION 5
                                   ---------

                     POSSESSION AND USE OF CARS; MARKINGS
                     ------------------------------------

     5.1  Possession.  At all times during the Term of each Lease, title to the
          ----------
Cars shall be vested in Lessor to the exclusion of Lessee and any other party,
notwithstanding delivery of the Cars to Lessee under such Lease.   Lessee's
acceptance of the Cars and Lessee's possession thereof shall constitute a lease of the Cars only.

     5.2  Use.  Lessee shall not use or, for any period when a Car is not in
          ---
Lessee's possession, knowingly permit any Car to be used in an improper or unsafe manner, in a manner other than the manner in which such Car was originally intended to be used, in violation of the insurance requirements in
Section 9 or in violation of any manufacturers' warranty. The Cars are intended to be used, and the only permitted use of the Cars under the relevant Lease shall be, for the transportation of the types of commodities the Cars were originally designed to transport. Lessee shall use and shall only permit the use of any Car in accordance with the AAR Interchange Rules. Lessee shall ensure that the predominant use of each Car shall be within the United States, and in the event any Car is used outside of the United States, Lessee shall ensure that each such Car is scheduled to return to the United States in the ordinary course of Lessee's business and pursuant to the AAR Interchange Rules. Notwithstanding the foregoing, in no event shall more than 35% of the Cars be in Mexico at any time so long as Mexican law does not afford protections to the Lessor and any party having a financial or security interest (each, a "Secured Party") in any Car comparable to U.S. law and unless Lessee shall first have taken all actions necessary so as to protect the right, title and interest of Lessor and any Secured Party in the Cars in Mexico pursuant to Section 5.5(d) and shall have furnished Lessor and any Secured Party with an opinion of Mexican counsel, reasonably satisfactory to such parties, to the effect that all such filings and recordings of this Agreement and the applicable Lease have been taken and effected under such Mexican law.

     5.3  Compliance with  Laws, Rules and Regulations.  Lessee shall at all
          --------------------------------------------
times comply, at its sole cost and expense, with all governmental and other applicable statutes, laws, regulations, rules, directives, ordinances and requirements, including, without limitation, the rules and regulations of the United States Department of Transportation (including the rules and regulations of the FRA and the Surface Transportation Board or any successor agency thereto (collectively, the "STB")), the Environmental Protection Agency (including state agencies thereof and other agencies of similar purpose) or any successor agency thereto (collectively, the "EPA"), any Environmental Law, as defined in Section
5.6 below, and the current AAR Interchange Rules or riders thereto, as the same may be in effect from time to time with respect to the use and maintenance of each Car.

     5.4  No Liens.  Lessee shall not, directly or indirectly, create, incur or
          --------
suffer to exist any Lien of any kind on any Car or on any of Lessee's rights under any Lease, other than: (i) Liens which Lessee is contesting in good faith and for which Lessee has reserved adequate security, (ii) the Lien of this Agreement or any Lease, (iii) any Liens created by or through Lessor (other than Liens created by or through Lessee), (iv) Liens for taxes either not yet due or being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material risk of sale, forfeiture or loss of any Car or any risk of imposition of a criminal penalty on Lessor, (v) inchoate or undetermined Liens of a repairer, material supplier or similar Lien arising in the ordinary course of business in respect of obligations which are not overdue or which have been adequately bonded or are being contested in good faith by appropriate proceedings, and (vi) salvage or other rights of insurers under insurance policies maintained by Lessee pursuant to this Agreement and the applicable Lease. Lessee shall notify Lessor if any attachment, tax lien or other judicial process not permitted by this Section 5.4 shall be attached to any Car no later than 5 days after Lessee has knowledge of such attachment, and Lessee shall promptly, and at its sole cost and expense, remove any such Lien and provide Lessor with written evidence reasonably satisfactory to Lessor of such removal. As used herein, "Lien" shall mean any mortgage, pledge, hypothecation, assignment, security interest, lien, charge, lease, priority, subordination or other encumbrance, security agreement or security arrangement or other similar claim or right of any kind or nature whatsoever.

     5.5  Filing; Record Keeping; Markings.
          --------------------------------

          (a) Lessee shall, at its expense, prepare and file, with respect to the Cars, all required documents relating to the registration, maintenance and record keeping functions of railroad equipment of the same or similar type as the Cars. Such obligations shall include, but are not limited to: (i) preparation of appropriate AAR interchange agreements with respect to the Cars;
(ii) registration of the Cars in the Official Railway Equipment Register and the Universal Machine Language Equipment Register ("UMLER"), naming Lessor as the owner; and (iii) preparation of any reports as may be required from time to time by the STB and/or any other regulatory agencies with respect to the Cars.
Lessee shall cooperate with Lessor to permit Lessor to obtain directly from UMLER such information with respect to the Cars as Lessor may reasonably
request.   Lessor shall be responsible for any security interest filings or recordation of the Lease with the STB or other similar governmental filings in the United States and any foreign jurisdiction in which the Cars are located.

          (b) Lessee shall keep records of the hourly and mileage utilization of each Car. All such information shall be separately recorded and maintained in a form suitable for reasonable inspection by Lessor from time to time during Lessee's regular business hours. Lessee shall supply Lessor with copies of such information, records and other data pertinent hereto as Lessor may reasonably request.

          (c) Lessee shall place no lettering or marking of any kind upon the Cars other than for the purpose of evidencing the operation of the Cars in Lessee's service or for purposes of indicating the nature of the material carried in the Cars. Lessee shall be permitted to board, placard or stencil the Cars as required or permitted by the AAR rules with letters no greater than two inches high (unless otherwise required by said authorities). Any lettering or marking done by Lessee must be removed from the Cars at Lessee's expense upon termination of the relevant Lease. At Lessor's direction, the Cars may be marked from time to time, at Lessor's expense, to indicate the rights of Lessor or any other party designated by Lessor. Lessor will bear the cost of any lettering or markings requested by Lessor upon termination of the relevant Lease.

          (d) If, at any time during the applicable Term, Mexico, or one or more states of Mexico, or any of the Canadian provinces establishes a state or provincial or other system for filing and perfecting the security and/or ownership interests of entities such as Lessor or any Secured Party (as defined in Section 5.2 above), at the time that Lessee takes such action with respect to other railcars or equipment similar to the Cars (whether owned of leased by Lessee) and also upon the request of Lessor or any Secured Party, Lessee shall cause this Agreement and any applicable Lease to be recorded with or under such system and shall cause all other filings and recordings and all such other action required under such system to be effected and taken, in order to perfect and protect the respective right, title and interests of Lessor and any Secured Party.

     5.6  Environmental Law.  For the purpose of each Lease hereunder,
          -----------------
"Environmental Law" shall mean the Resource Conservation and Recovery Act of 1976, as amended from time to time ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act, as amended from time to time ("CERCLA"), and any other Federal, state or local statute, law, ordinance, code, rule, regulation, order or decree (in each case having the force of law) regulating or imposing liability or standards of conduct concerning the environment, as now or at any time hereafter in effect.


                                   SECTION 6
                                   ---------

                    MAINTENANCE OF THE CARS AND INSPECTION
                    --------------------------------------

     6.1  Maintenance. Lessee, at its sole cost and expense, shall maintain or
          -----------
cause to be maintained each of the Cars in good operating condition, normal wear and tear excepted, with any broken, damaged or missing parts replaced, at all times clean, substantially in the same condition as when received by Lessee, suitable for immediate use in the commercial services for which the Cars were originally designed, and meeting (i) applicable standards as prescribed by the AAR Interchange Rules, the rules and regulations of any governmental authority with jurisdiction, including, without limitation, the FRA, in effect during the relevant Term and (ii) the maintenance recommendations of the manufacturer currently applicable to the Cars. Lessee further agrees that it shall not discriminate against any Cars in its maintenance program and in no event shall it provide or cause to be provided a lower standard of maintenance for the Cars than the industry standards applied to any other similar railcars owned or leased by Lessee. Any such maintenance, repairs or alterations performed by Lessee shall be done with parts that are of at least equal quality to items being replaced or repaired.

     6.2  Storage.  Lessee shall store each Car in accordance with
          -------
manufacturer's recommendations during any period of the applicable Term in which the Car is not operating. Lessee will provide or obtain a storage location that: (i) will use reasonable efforts to keep any stored Cars free from theft, vandalism, other loss, or access by third parties that may result in damage,
(ii) is accessible to Lessor for inspection of the stored Cars during normal business hours, and (iii) is subject to periodic rail freight service to move Cars to and from storage.

     6.3  Mandatory Modifications.  Lessee shall, at its own cost and expense,
          -----------------------
make all alterations, additions, replacements, changes or other modifications to the Cars or any part thereof required in order to comply with any applicable laws, regulations, directives, statutes, ordinances or rules, including, without limitation, the rules of the FRA, the STB, the AAR Interchange Rules, the rules and regulations of the EPA (collectively, "Mandatory Modifications") and the rules of any other governing body exercising authority over the design or operation of the Cars; provided, however, that Lessee shall not be obligated to
                       --------  -------
make any Mandatory Modification to any Car which, together with all previous Mandatory Modifications to such Cars performed by Lessee, would exceed Ten Thousand Dollars ($10,000) unless Lessor shares payment responsibility for such excess amount (the "Excess Amount") with Lessee pursuant to the following formula. The cost of the Excess Amount, if any, shall be allocated on a pro-rata basis such that Lessee's share shall be an amount equal to the product of
(A) the Excess Amount, multiplied by (B) the remainder of the applicable Term (in months), divided by (C) the estimated life of the Mandatory Modification (in months, not to exceed the remaining economic life of the applicable Car). Lessor's share shall equal the remaining cost and expense of such Mandatory Modification, after subtraction of Lessee's share.

     6.4  Materials and Supplies.  Lessee shall pay for (or cause to be paid)
          ----------------------
any and all materials and other supplies required for the operation, maintenance or repair of the Cars.

     6.5  Inspection.  Lessee shall keep and maintain and make available to
          ----------
Lessor, at Lessor's reasonable request, all records of Lessee's use, operation, inspection, repairs and maintenance of the Cars. In addition, Lessee shall make available to Lessor upon Lessor's reasonable request a report of the maintenance history of each Car. Lessor may inspect any Car at any time, wherever located, and Lessee shall provide Lessor with access to such Car at such time, provided that (i) such inspection is during normal business hours,
(ii) such Car is on Lessee's property or on the property of an affiliate of Lessee or on the property of a sublessee or any other party who is under contract with Lessee, and (iii) that Lessor has given Lessee reasonable notice. Lessee agrees that it shall provide informed personnel upon request by Lessor to accompany Lessor in such inspection. In the event that any Car is on property other than the property described in clause (ii) of the preceding sentence, Lessee shall use its reasonable efforts to obtain for Lessor access to the property on which the Car is located for purposes of inspection. Except for any loss related to Lessee's gross negligence or willful misconduct, Lessor shall bear the risk of loss to any persons or property resulting from the exercise of Lessor's inspection rights.

     6.6  Optional Modifications.  Lessee may alter, add to, replace, change or
          ----------------------
otherwise modify any part, equipment or appliance on any Car (each, an "Optional Modification") with new or newly rebuilt parts and materials to the extent necessary for the continued use by Lessee of the Cars in accordance with Lessee's original purpose; provided, however, that Lessee shall obtain Lessor's
                           --------  -------
prior written consent to any Optional Modification with a cost estimated to exceed $10,000 per Car. No modifications other than Mandatory Modifications under Section 6.3 hereof and Optional Modifications permitted under this Section
6.6 shall be made to any Cars without Lessor's prior written consent.

     6.7  Added Parts.  Lessee may remove from any Car any part, addition,
          -----------
accession or other improvement made or obtained by Lessee at Lessee's expense ("Added Part") which: (i) is not required to maintain such Car in accordance with Section 6.1 hereof; (ii) is not related to a Mandatory Modification; (iii) may be so removed without material damage to such Car, and (iv) does not reduce the value, utility, marketability or residual value of such Car (as compared in each case to a railcar without such Added Part), or cause it to be out of compliance with any applicable rule or regulation. Lessee shall retain title to Added Parts which are removed in compliance herewith. Subject to such right of removal, title to all other Added Parts shall irrevocably vest in Lessor, without any cost or expense to Lessor, when added to or made a part of any Car or on return of such Car, as the case may be.

                                   SECTION 7
                                   ---------

                                INDEMNIFICATION
                                ---------------

     7.1  General Indemnity.
          -----------------

          (a) Lessee shall indemnify and hold harmless Lessor, its successors and assigns, subsidiaries and affiliates and its and their respective representatives, directors, officers, employees and agents (each, an "Indemnitee" and, collectively, the "Indemnitee Group") from and against any and all Losses (as defined in Section 7.3) relating to or arising out of or in connection with (i) this Agreement and each Lease hereunder (including any amendments, riders, waivers or modifications relating thereto, and including any violations by Lessee thereof, any Event of Default hereunder and under any Lease and any exercise of remedies in connection therewith to the extent not in violation of any Lease and applicable law), (ii) the purchase, use, possession, leasing, subleasing, operation, transportation, maintenance, condition, repair, replacement, return or storage of each Car until each Car is returned to Lessor in the condition required by each Lease, including, without limitation, any claims arising with respect to death or injury to person or property, (iii) any pollution, contamination, environmental impairment or similar condition (including, without limitation, any such resulting from seepage, leakage spillage, discharge, emission or release), directly or indirectly caused by or resulting in whole or in part from the use, possession, leasing, subleasing, storage, operation, transportation, maintenance, condition, repair, replacement, return or storage of each Car until each Car is returned to Lessor in the condition required by each Lease, (iv) any environmental regulatory compliance requirements (including, but not limited to, obligations under environmental permits, approvals, consents, licenses, certificates and authorizations) applicable to the use, possession, leasing, subleasing, operation, maintenance, condition, repair, replacement, return or storage of each Car under any and all foreign or domestic, federal, state or local laws, ordinances, treaties, regulations, codes, rules, orders, guidelines, policies or requirements of any governmental authorities which regulate or impose standards of liability or conduct concerning air, water, soils, wetlands and watercourses, solid waste, hazardous waste, hazardous materials, worker and community right-to-know, noise, resource protection, health protection and similar environmental, health, safety, and land use concerns as may now or at any time hereafter be in effect,
(v) in the event that Lessee has ordered or otherwise been involved in the selection of the design or any modification of the Cars, the manufacture, design or construction of each Car or any claim in connection with a design or other defect (latent or patent) in any Car, and (vi) any claim for negligence or strict or absolute liability in tort. The indemnification hereunder shall survive the term of each Lease. Lessor, at Lessee's expense, will cooperate with all reasonable requests of Lessee in the defense of any action as to which Lessor is entitled to indemnification and defense hereunder.

          (b) Notwithstanding the foregoing, Lessee shall not have any obligation for any Loss to the extent that such Loss results from (i) the willful misconduct or gross negligence of the party or entity seeking indemnification, (ii) the incorrectness or inaccuracy of any representation made by the party or entity seeking indemnification hereunder, (iii) any taxes other than as provided in Section 7.2 and pursuant to the procedures of 7.1(c) below,
(iv) any Loss arising in connection with any Cars after such

Cars have been returned by Lessee to Lessor in the condition required by Section 8 following the later of the expiration or termination of the Term for such Cars, or (v) any Loss attributable to a Lien created by or through Lessor (other than Liens created by or through Lessee).

          (c) Lessee shall give Lessor prompt notice of any occurrence, event or condition known to Lessee which may result in an Indemnitee or Tax Indemnitee (as defined in Section 7.2(a) below), as the case may be, being entitled to indemnification hereunder (for the purposes of this Section 7.1(c), each reference to "Indemnitee" shall also be deemed to refer to "Tax Indemnitee", as applicable). Lessee further agrees that, with respect to any indemnification payment hereunder, such payment shall include any amount necessary to hold the relevant Indemnitee harmless, on an After-Tax Basis (as defined herein), from all federal, state, local and foreign taxes payable by the Indemnitee with respect to such indemnity payment. Each Indemnitee agrees to give Lessee timely notice of any occurrence, event or condition known to such Indemnitee which may result in such Indemnitee being entitled to indemnification hereunder; provided,
                                                                       --------
however, that, except to the extent such liability is increased by such
-------
Indemnitee's failure to give timely notice, any failure to give such notice shall not relieve Lessee from any liability hereunder. Lessee may, and upon an Indemnitee's request will at Lessee's expense, resist and defend such action, suit or proceeding, or cause the same to be resisted or defended by counsel selected by Lessee and reasonably satisfactory to such Indemnitee, so long as Lessee indemnifies Lessor for all expenses (including legal fees and costs, liabilities and losses) that such Indemnitee incurs as a result of any such resistance or defense, and in the event of any failure by Lessee to do so, Lessee shall pay or reimburse all costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by such Indemnitee in connection with such action, suit or proceeding; provided that prior to Lessee resisting or defending such action, suit or proceeding, or causing the same to be resisted or defended, Lessee shall have acknowledged in writing to the relevant Indemnitee its responsibility to indemnify against such action, suit or proceeding (and any and all liability relating thereto) in full and shall keep such Indemnitee fully apprised of the status of such proceeding and shall provide such Indemnitee with all information with respect thereto that such Indemnitee shall reasonably request. At Lessee's expense, Lessor shall provide such information and assistance to Lessee in connection with any action, suit or proceeding as Lessee may reasonably request. Any proposed settlement of any action or contest taken pursuant to this Section 7.1(c) shall be approved by Lessor prior to the effectiveness of any such settlement agreement reached on Lessor's behalf. Notwithstanding the foregoing, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceeding (i) while an Event of Default hereunder shall have occurred or be continuing, (ii) if such proceedings may involve the sale, forfeiture or loss of, or the creation of any Lien (other than a Lien permitted by Section 5.4) on the Cars or any part thereof, (iii) if such proceedings in any way jeopardize Lessor's rights to any Car, or (iv) if any criminal liability could be imposed on such Indemnitee by such proceedings. Any Indemnitee may participate at its own expense and with its own counsel in any judicial or administrative proceeding controlled by Lessee.

"After-Tax Basis" shall mean, when used in connection with an indemnity payment (the "initial payment") by Lessee to the Indemnitee, that in addition to the initial payment,

Lessee shall pay the Indemnitee an additional amount, if any (the "gross-up amount") such that (i) the initial payment, plus (ii) the gross-amount, less
                                            ----                        ----
(iii) any increase in the federal, state or local income taxes payable by the Indemnitee as a result of its receipt of the initial payment and the gross-up amount, and taking into account, on a basis that minimizes the gross-up amount, any tax savings resulting from the events or payments giving rise to the initial payment, shall equal the initial payment; provided, however, that no gross-up amount shall be required in any circumstances in which the Indemnitee is indemnified for loss of income or other benefits which would have been taxable to the Indemnitee had such loss not occurred. For purposes of this definition and for the avoidance of doubt, the tax effect on an Indemnitee or Tax Indemnitee (as defined in Section 7.2 below), as the case may be, shall be determined by using such Indemnitee's or Tax Indemnitee's, as the case may be, actual marginal federal and state corporate income tax rates, under applicable law at such time.

     7.2  Taxes and Fees.  (a) Lessee shall pay, or cause to be paid, or shall
          --------------
reimburse Lessor and any party having a security or ownership interest in any Car (each, a "Tax Indemnitee"), as the case may be, for all taxes and fees, including, but not limited to sales, use, rental, withholding, excise, and value added taxes, license, registration and permit fees, signage and all other fees, charges, withholdings and assessments (including penalties and interest) levied or assessed against such Tax Indemnitee ("Taxes"), Lessee or any Car in connection with this Agreement and any Lease or the amounts due thereunder, or arising out of any lease, rental, use, operation, ownership, payment, shipment, or delivery of the Cars thereunder; provided, however, that Lessee shall not be
                                    --------  -------
responsible for any of the following taxes:

          (i) any Tax imposed on or with respect to the gross or net income, gross receipts, capital, net worth, franchise of, or the conduct of business by, any Tax Indemnitee (provided that this exclusion in this clause (i) shall not apply to any Tax to the extent imposed by any jurisdiction outside the United States as the result of the leasing, use, operation or location of any Car in the jurisdiction imposing the Tax);

          (ii) any Tax imposed on or in respect of any sale, assignment, transfer or other disposition by any Tax Indemnitee of any interest in any Car, this Agreement or any Lease except to the extent caused by a Casualty Occurrence or an Event of Default with respect to such Car;

          (iii) any Tax imposed with respect to any Car for any period after the expiration or earlier termination (pursuant to the rights of Lessee under the applicable Lease and in no case due to an Event of Default) of the Lease of such Car and return of such Car (as required by the applicable Lease) to Lessor;

          (iv) any interest or penalty resulting from the failure of any Tax Indemnitee to file any Tax return or other Tax document, or to pay any Tax, in a timely and proper manner unless such failure results from the failure by Lessee to perform its obligations under this Agreement or the applicable Lease;

          (v) any Tax to the extent such Tax would not have been incurred but for, or is increased as a result of, the gross negligence or willful misconduct of any Tax Indemnitee;

          (vi) any Tax imposed on or with respect to, or required to be withheld from, any amount payable by Lessor to any head lessor, lender or other entity that provides financing for Lessor's investment in all or any of the Cars (or to any trustee or agent for the benefit of such entity) (each a "Financing Party"), even if such payment obligation of Lessor is satisfied by Lessor's directing Lessee to pay Rent directly to any Financing Party;

          (vii) any Tax imposed on or with respect to the execution, delivery, filing, recording, notarization, presence, performance, or enforcement of any agreement or other document to which any Financing Party is a party (a "Financing Document");

          (viii) any Tax imposed on the interest of any Financing Party in any Financing Document or in any evidence of indebtedness of Lessor.

(b) Lessor shall be responsible for payment of all ad valorem property taxes levied upon the Cars during the term of the Leases and for filing all necessary returns and reports for such taxes, and Lessee shall reimburse Lessor for all such ad valorem property taxes paid by Lessor.

(c) Lessee may in good faith contest any Tax for which Lessee may be liable under any Lease at its expense in appropriate proceedings as provided in Section 7.1(c) above, and any amount to be paid by Lessee pursuant to this Section 7.2 shall be made on an After-Tax Basis and as otherwise provided in Section 7.1(c) above.

(d) If Lessor (i) receives a refund of any Tax for which Lessee has indemnified Lessor pursuant to this Section 7 or (ii) realizes any reduction in its liability for Taxes on or measured by net income due to the incurrence or payment of any Tax or Loss for which Lessee has indemnified Lessor and which has not been taken into account previously to calculate the amount of any indemnity payable by Lessee under this Section 7.2, Lessor shall pay to Lessee an amount equal to the sum of such refund or Tax saving plus any additional net Tax saving realized by Lessor as the result of such payment, but not in excess of the amount of the indemnity payment with respect to such Tax or Loss previously made by Lessee to Lessor. Lessor shall in good faith use reasonable efforts to claim any available Tax saving which would result in payment to Lessee under this
Section 7.2(d), provided that this Section 7.2(d) shall not restrict the right of Lessor to arrange its tax affairs as it deems appropriate.

     (e) At Lessee's written request, the Lessor's calculation of a Tax indemnity calculated on an After-Tax Basis shall be submitted to the firm of certified public accountants that is then engaged to audit Lessor's financial statements (or another firm of certified public accountants selected by Lessor and reasonably acceptable to Lessee) to verify the accuracy of Lessor's calculation. If Lessee pays a Tax indemnity before completion of the review, appropriate adjustments will be made after completion of the review to take into account any redetermination made by the accounting firm of the Tax indemnity or After-Tax Basis payment. Lessee shall pay the fees and expenses of the accounting firm incurred in such review. For the avoidance of doubt, Lessee shall have no access or right to request access to any confidential information of Lessor, including but not limited to Lessor's tax returns and pricing models.

7.3  Losses.  For purposes of this Section 7, "Losses" means all fees, costs and
     ------
expenses arising out of or in connection with any actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, losses (including loss of use), liabilities, damages (including damages to property and injuries or death of persons, and including consequential damages), penalties, fines, amounts paid in settlement, or liens, including, without limitation, attorneys' fees and expenses, court costs, and costs incurred in connection with any investigation, cleanup, remedial, removal or restoration work.


                                   SECTION 8
                                   ---------

                              RETURN OF THE CARS
                              ------------------

8.1  Storage and Return.
     ------------------

     (a) At least forty-five (45) days prior to the termination date for all Cars having the same termination date under a Lease, as set forth in the relevant Rider, Lessee shall notify Lessor of the return date of the relevant Cars, and Lessor shall give Lessee disposition instructions for each such Car prior to the later of (i) thirty (30) days prior to the return date specified in Lessee's notice, or (ii) thirty (30) days following receipt by Lessor of Lessee's notice. Lessee agrees that upon Lessor's request it shall store such Cars, or any portion of such Cars, free of charge to Lessor, after the return of such Cars in accordance with this Section 8, for a period of ninety (90) days after the last Car is delivered by Lessee to the storage location. Following the end of the Term of such Lease, or if applicable after the storage period for such Cars (in which case the Lessee shall only be responsible for the first 500 miles of transportation), Lessee shall transport such Cars (without charge) to the return location as set forth in the relevant Rider. Prior to movement of the Cars hereunder, Lessor and Lessee agree to consult with one another in an effort to minimize transportation expenses and to determine whether any such measures exist at that time which do not unreasonably burden Lessor's efforts to deliver the Cars to a third party.

     (b) On the expiration or termination of the Term for all Cars under a particular Lease (for any reason permitted or required hereunder), Lessee shall, at Lessee's own cost and expense, assemble all, and not less than all, the Cars subject to such Lease at one or more locations reasonably designated by Lessor (unless otherwise provided in the relevant Rider), and Lessee shall notify Lessor in writing of the availability of such Cars for inspection by Lessor at such locations. The Term of such Lease shall be extended until such time as all such Cars are assembled and in the condition required by Section 8.2, and until such time the provisions of Section 8.4 shall apply.

     8.2  Return Condition.  Lessee shall return the Cars to Lessor (i) in the
          ----------------
same operating condition, complete with all parts (and with all parts working and not broken), equipment and accessories as when initially delivered to Lessee, ordinary wear and tear excepted, (ii) in compliance with all FRA and AAR regulatory requirements, including the Interchange Rules, (iii) suitable for immediate use in the commercial services for which the Cars were originally designed, (iv) clean and free of excessive graffiti, (v) cleaned of Commodities, as defined in Section 8.5 below, and (vi) otherwise in full compliance with
Section 6 hereof. If any Car is not returned to Lessor so cleaned and free of excessive graffiti, and cleaned of Commodities, Lessee shall reimburse Lessor for any expense incurred in cleaning such Car. Lessor shall have the right to return to Lessee any material removed from said Cars, at Lessee's expense. Notwithstanding the foregoing, if any parts originally installed on the Cars have been replaced during the relevant Term, Lessee may return the Car with such replaced parts provided that such replaced parts are at least equivalent to the removed parts and are of at least equal value to the removed parts, assuming that such removed parts were maintained in the condition required hereunder. Lessor shall have the right to inspect the Cars to confirm Lessee's compliance with the foregoing requirements.

     8.3  Non-Compliance.  If any Car does not comply with the return conditions
          --------------
set forth in Section 8.2, Lessee, at Lessee's sole cost and expense, shall promptly correct any such deficiency as to which it has received, within fourteen (14) days of Lessor's inspection in accordance with Section 8.2, written notice from Lessor, and Lessor and Lessee shall promptly reinspect such Car to confirm that it complies to Lessor's satisfaction with the standards for return set forth herein. Cars which have been assembled for inspection by Lessor in accordance with Section 8.1(b) and inspected by Lessor in accordance with
Section 8.2 which are not the subject of such timely notice from Lessor shall be deemed to be in the condition set forth in clauses (i) through (v) of Section 8.2.

     8.4  Hold-Over Rent.  Base Rent, as defined in the relevant Rider (pro-
          --------------
rated daily), shall continue to accrue with respect to any of the Cars, payable on demand, from the date of termination of the Term for such Cars as set forth in the relevant Rider until the first to occur of (i) Lessor's receipt of written notice in accordance with Section 8.1 of the assembly of all of the Cars (subject to such cars being in the condition required by Section 8.2), and (ii) the thirtieth day from the date of termination of the Term for such Cars. Any Cars which have not been assembled for inspection by Lessor by the thirtieth day following termination of the Term for such Cars shall thereafter accrue rent at a rate equal to 125% of Basic Rent (pro-rated daily), increasing by an additional 25% of Basic rent on each thirty day period thereafter to a maximum of 200% of Basic Rent (pro-rated daily), all such amounts ("Holdover Rent") being payable on demand.

          With respect to any Car as to which Lessee receives notice of a deficiency pursuant to Section 8.3, Basic Rent (pro-rated daily) shall accrue from the date of such notice until the acceptance of such Car by Lessor pursuant to Section 8.3; provided,
                --------
however, that if such acceptance does not occur by the twenty-first day
-------
following such notice of deficiency, Holdover Rent shall thereafter accrue until such acceptance.

     8.5  Cleaned of Commodities.  For purposes of each Lease hereunder,
          ----------------------
"Cleaned of Commodities" shall mean cleaned of all commodities, including any hazardous, toxic or dangerous waste, constituent, material or other substance, whether solid, liquid or gas, as defined in, or regulated by, any Environmental Law, and any accumulations, deposits, residue or substances caused by such commodities to the effect that there is no measurable amount of such commodities, accumulations and deposits remaining in such Car and such Car is safe for human entry.


                                   SECTION 9
                                   ---------

                                   INSURANCE
                                   ---------

     9.1  Risk of Loss; Damages.  From the Acceptance Date, as defined in the
          ---------------------
relevant Rider, of each Car until the return of each Car to Lessor in the condition required in Section 8, excluding any subsequent storage period, (i) Lessee shall bear all risk of, and shall be solely responsible for, any loss, theft, governmental seizure, appropriation, destruction and damage of or to each Car, however caused, and all physical or other damage to persons or property caused by each Car or Lessee's (or any sublessee's or other party's) use, maintenance operation or possession thereof, and (ii) Lessee shall bear all costs, charges and expenses related to each Car, unless otherwise expressly provided in the relevant Lease. Lessee will not be responsible under this section for any loss, theft, destruction or damage to a Car to the extent caused by Lessor's (or its employees', agents' or servants') willful misconduct or gross negligence.

     9.2  Insurance. Lessee will during the term of the Agreement maintain
          ---------
insurance (with companies reasonably acceptable to Lessor) as follows: (i) Commercial Liability insurance including coverage for all rail operations with a limit of at least $10,000,000 per occurrence. This policy shall name Lessor as Additional Insured, shall be primary and non-contributory with insurance carried by Lessor and contain a cross liability or severability of interests clause.
(ii) "All risk" property damage/Rolling Stock coverage with limits at least equal to the replacement value of each Car less the depreciated value (pursuant to AAR Rule 107) for each such Car. Lessor shall be the Loss Payee as respects the leased assets. The policy shall waive any subrogation rights against Lessor and contain a Breach of Warranty Clause to the extent normally provided in standard insurance policies. (iii) Lessee will provide certificates of insurance evidencing the above coverage and renewals thereof. The certificates must include 30 days, unqualified notice to Lessor prior to cancellation. Lessor must approve any deductibles above Two Hundred Fifty Thousand Dollars ($250,000), if any. In the event that Lessee's underwriter refuses Lessee's request to provide such unqualified notice in its policy, Lessor agrees to accept qualified notice to the extent that any such qualifications are standard in similar policies in the industry.

SECTION 10

                            CASUALTIES AND REPORTS
                            ----------------------

     10.1 Casualty Losses. If any car is lost, stolen, seized by a governmental
          ---------------
authority, destroyed or damaged beyond economic repair (each such occurrence being hereinafter called a "Casualty Occurrence"), Lessee shall promptly notify Lessor as to the date and location of such Casualty Occurrence. Lessor may, at its option, inspect each affected Car to determine whether the Car is beyond economic repair. If a Car is deemed beyond economic repair, on the rental payment date next succeeding the date Lessee notified Lessor of the Casualty Occurrence, Lessee shall pay to Lessor the Casualty Value for such Car, and all other amounts which may be due to Lessor with respect to such Car. Upon payment to Lessor in full of all such amounts, Rent for such Car shall cease to accrue and such Car shall cease to be subject to the Agreement. For any Car subject to a Casualty Occurrence for which Lessor has been paid its Casualty Value (as defined in the applicable Rider) Lessee shall be entitled to the ownership and possession of such Car or the remains thereof, and Lessor agrees to deliver to Lessee a bill of sale in respect thereof, conveying title thereto free and clear of any Liens created by Lessor. Lessor has the right, but not the obligation, to replace any Car subject to a Casualty Occurrence with a replacement Car of equal or better value and utility and any such replacement Car will be subject to this Agreement as if originally subject thereto.

     10.2 Notice of Loss or Damage.  Lessee shall, without demand, inform Lessor
          ------------------------
promptly after Lessee becomes aware of the occurrence of any loss or damage to any Car which would likely involve more than 50 man-hours (or the equivalent value) to repair or rebuild by delivering to Lessor a written notice (the "Notice of Loss or Damage") signed by an employee or representative of Lessee authorized to give such notice, identifying the relevant Car and its Lease and describing in reasonable detail the nature of the damage or the circumstances of the loss or destruction of such Car. Such notice shall state whether such event constitutes a Casualty Occurrence for purposes of this Lease.

     10.3 Insurance Proceeds.  Provided that Lessee shall have paid the Casualty
          ------------------
Value and all accrued Rent in respect of a Car suffering a Casualty Occurrence and that no Event of Default shall have occurred and be continuing, Lessor shall deliver to Lessee all proceeds of Lessee's insurance or the depreciated value (pursuant to AAR Rule 107) paid to Lessor in respect of such Car. Provided that no Event of Default under Sections 11.1(a), (c), (f), (g), or (h) shall have occurred and be continuing, all insurance proceeds received by Lessor in respect of any Car suffering damage but not suffering a Casualty Occurrence shall be paid to Lessee upon proof reasonably satisfactory to Lessor that any damage to such Car in respect of which such proceeds were paid has been fully repaired.


                                  SECTION 11
                                  ----------

                                    DEFAULT
                                    -------

     11.1 Events of Default.  The occurrence of any of the following events
          -----------------
shall be an Event of Default:

          (a) Lessee fails to pay when due any installment of Rent or any other amount due under this Agreement or any Lease and such failure continues for a period of ten (10) days;

          (b) Any representation or warranty of Lessee contained in this Agreement or any Lease, or any representation or warranty of Lessee contained in any document or certificate furnished to Lessor in connection herewith or therewith or pursuant hereto or thereto shall be untrue or incorrect when made.

          (c) Lessee fails to procure or maintain any insurance coverage required by this Agreement or any Lease;

          (d) Lessee fails to deliver the notices required in Section 10.2 and
Section 13.2(a) with respect to this Agreement or any Lease;

          (e) Lessee fails to perform or observe any covenant, condition, or agreement to be performed or observed by it in this Agreement or any Lease (other than as specified in Sections 11.1(a), (b), (c) and (d) above) and such failure continues uncured for thirty (30) days after written notice thereof to Lessee by Lessor, unless such failure is not curable within such thirty (30) day period and Lessee is diligently pursuing a cure, in which case Lessee shall have sixty (60) days after written notice thereof to Lessee by Lessor;

          (f) Obligations of Lessee in the aggregate in excess of $10,000,000 for payments of obligations to third party creditors under lease agreements, deferred purchase agreements or loan or credit agreements have been accelerated prior to their original stated maturity.

          (g) Lessee applies for or consents to the appointment of, or the taking of possession by, a custodian, receiver, trustee or liquidator of itself or a substantial part of its property, becomes insolvent, or fails or is unable to pay its debts generally as they become due; or any material portion of Lessee's property becomes subject to any levy, seizure, assignment or application sale for or by any creditor or governmental agency, the effect of which would be to impair Lessee's ability to perform its obligations hereunder;

          (h) Lessee files a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or takes advantage of any other federal or state bankruptcy, insolvency or other law relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization; files an answer admitting the material allegations of a petition filed against it in a case under Title 11 of the United States Code or in proceedings relating to the relief of debtors, the readjustment, composition or extension of indebtedness or reorganization; or takes corporate action for the purpose of effecting any of the foregoing; or

          (i) Without the application, approval or consent of Lessee, a proceeding is instituted in any court of competent jurisdiction seeking in respect of Lessee an order for relief under the aforesaid Title 11, reorganization, dissolution, winding up, liquidation, a composition or arrangement with creditors, a readjustment of debts, the appointment of a custodian, receiver, trustee or liquidator of Lessee, any substantial part of its property or any of the Cars, or other like relief in respect of Lessee under any bankruptcy, insolvency or other similar law, and the same shall continue undismissed or unstayed for a period of ninety (90) days from the institution of such proceeding.

11.2      Remedies. Upon the occurrence of an Event of Default, Lessor, at its
          --------
option, and in addition to its remedies at law, may do any one or more of the following; provided, however, that if Lessor's total recoveries exceed the
           --------  -------
amounts to which Lessor is entitled under applicable law, Lessor shall remit such excess to Lessee:

          (a) Terminate any or all of the Leases and recover damages pursuant to the terms hereof and under applicable law;

          (b) Proceed by any lawful means to enforce performance by Lessee of any and all covenants of this Agreement and the Leases and to recover damages for the breach thereof;

          (c) By notice to Lessee, terminate Lessee's right to possession and use of some or all of the Cars and thereafter the related Lease or Leases shall terminate as to such Cars and Lessee shall deliver possession of the designated Cars to Lessor in the condition required by Section 8 and at a time and location specified by Lessor. If Lessee fails to so return such Cars on the date specified in such notice, Lessor shall have the right to enter into any premises where the Cars are located and take possession of the Cars, including by disconnecting and separating the Cars from any other property. Lessee shall hold Lessor harmless from any liability for any damage caused during any such removal not attributable to the gross negligence or willful misconduct of Lessor or its agents. Without further demand, Lessee shall pay to Lessor within five days of the date of the termination notice referred to above, an amount equal to the sum of (i) any unpaid Rent for all periods up to and including the date the Cars are returned to Lessor, (ii) Default Costs (as defined below), (iii) an amount equal to the present value (discounted at the rate, on the date of such termination notice, for U.S. Treasuries, plus 50 basis points, for a term approximately equal to the remainder of the relevant Term or Terms) of the Rent for the Cars which would have been payable during the remainder of the relevant Term or Terms, and (iv) all other sums due Lessor hereunder; and

          (d) In addition to all other rights of Lessor, following an Event of Default, Lessor shall, to the extent required by applicable law, sell or lease the Cars to any third party upon such terms and conditions as Lessor may determine. Lessor agrees that in so doing it will act in a Commercially Reasonable manner. "Commercially Reasonable" shall mean in such a manner as Lessor would take in the ordinary course of business for the sale or re-letting of similar equipment in Lessor's inventory ("Inventory Equipment"), as the case may be, without discrimination in favor of or against the Cars with respect to Inventory Equipment. The total proceeds of such sales or leases, when and as received by Lessor during the remainder of the relevant Term or Terms, net of Default Costs (discounted to present value in the manner indicated in (c) above) shall be applied to the total amount due from Lessee under Section 11.2(c) and any deficiency, if not previously paid by Lessee, shall be paid upon notice as to the amount of such deficiency.

     For purposes of hereof, "Default Costs" shall mean all legal fees and expenses and all other costs and expenses incurred by Lessor in connection with an Event of Default or the exercise of Lessor's remedies with respect thereto in accordance with applicable law, including all costs and expenses incurred in connection with the repossession of the Cars pursuant to Section 10.2(c) or redelivery of the Cars in accordance with Section 8, and in placing the Cars in the condition required by Section 8.

Each and every power and remedy given to Lessor hereunder shall be in addition to every other power and remedy existing at law or in equity. All such powers and remedies shall be cumulative and the exercise of one shall not be deemed a waiver of the right to exercise any others. No delay or omission of Lessor in the exercise of any such power or remedy and no renewal or extension of time with regard to any payment due hereunder shall impair any such power or remedy or shall be construed to be a waiver of any default or any acquiescence therein.


                                  SECTION 12
                                  ----------

                            ASSIGNMENT AND SUBLEASE
                            -----------------------

     12.1 Assignment by Lessor.  Lessor may, at its sole discrection, assign the
          --------------------
Rent or all or any of Lessor's other rights under any Lease or in any Car at any time; provided, however, that any such assignment shall not affect the scope of
      --------  -------
Lessee's Tax indemnity obligations pursuant to Section 7.2 above. Any such assignment shall be effective with respect to Lessee upon Lessee's receipt of written notice of such assignment.

     12.2 Subleases and Other Transfers.  Lessee will not at any time during the
          -----------------------------
Term of any Lease, without the prior written consent of Lessor, assign or sublease the related Cars to any person or entity; provided, however, that so
                                                   --------  -------
long as no Event of Default shall have occurred and be continuing, Lessee shall have the right, without Lessor's prior consent, to put the Cars in the possession of any reputable repair facility for the purpose of any repairs, modifications, changes or alterations permitted under the relevant Lease, such work to be performed on terms conferring no more than a contractual right against Lessee and no right against the Cars. The merger of Lessee with or into another entity, whether by operation of law or otherwise (unless the surviving entity has a net worth equal to or greater than that of Lessee immediately prior to any such merger), or the sale or transfer by Lessee to another entity of all or substantially all of the assets of Lessee (unless such purchaser or transferee has a net worth equal to or greater than that of Lessee immediately prior to any such sale or transfer) shall constitute a transfer of the Leases hereunder subject to Lessor's consent; provided, however, that an initial public
                                       --------  -------
offering of shares of Lessee shall not constitute a transfer of the Leases subject to Lessor's consent.

     12.3 Subordination.  Each Lease and all rights of Lessee (and of any
          -------------
persons claiming or who may hereafter claim under or through Lessee) thereunder, including any option to extend any Term thereof, are hereby made subject and subordinate to any lease, chattel mortgage, loan, conditional sale or other financing agreement entered into by

Lessor (whether prior to or after the date hereof) with respect to any of the Cars; provided, however, that Lessor shall use reasonable efforts to obtain from
      --------  -------
each other party to such financing agreement an undertaking delivered to Lessee comparable (as shall be reasonably determined by Lessor and excluding reference to any "Financing Party") to the undertaking given by Lessor in the first sentence of Section 13.13 below. Notwithstanding the foregoing, in no event shall Lessor be required to disclose any term or assign any right under this Agreement or any Lease to satisfy its obligation to use such efforts to obtain such an undertaking. At the request of Lessor, the Cars may be lettered or marked to identify the legal owner of the Cars at no expense to Lessee. If during the continuance of this Agreement, any such marking shall at any time be removed or become illegible in whole or in part, Lessee shall immediately cause such marking to be restored or replaced at Lessor's expense.


                                  SECTION 13
                                  ----------

                                 MISCELLANEOUS
                                 -------------

13.1  Notices.  All demands, notices and other communications under each
      -------
Lease shall be in writing, and shall be deemed to have been duly given when addressed to the receiving party at the location specified below, or such other location as may hereafter be furnished in writing by the receiving party, and
(i) when delivered, if personally delivered or if sent by pre-paid commercial courier or messenger service; (ii) five (5) days after mailing, if sent by certified or registered mail, postage prepaid, or (iii) when sent, if transmitted by facsimile (with electronic evidence of receipt):

To Lessee:     Pacer International, Inc.
               1340 Treat Boulevard, Suite 200
               Walnut Creek, CA 94596
               Attention: Chief Financial Officer
               Telecopy Number: (925) 979-4215

To Lessor:     GATX Third Aircraft Corporation
               Four Embarcadero Center, Suite 2200
               San Francisco, California  94111
               Attention:  Rail Portfolio Management
               Telecopy Number:  (415) 955-3418

13.2  Reporting.  Lessee agrees to furnish to Lessor during the Term of each
      ---------
Lease:

      (a) as soon as possible and in any event within ten (10) days after the occurrence of an Event of Default or an event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default, a certificate of Lessee, signed by its chief executive officer or any responsible financial officer, setting forth in detail the nature of such Event of Default or incipient Event of Default and the actions which the Lessee proposes to take with respect thereto;

      (b) as soon as possible, and in any event within one hundred twenty (120) days after the end of each fiscal year of Lessee, audited consolidated and consolidating financial statements as to Lessee together with a copy of the auditor's opinion as to such financial statements, all as certified by the chief financial officer of Lessee, and such other financial information as Lessor may reasonably request (it being agreed that the delivery of Lessee's Form 10-K filed for the most recent period with the Securities and Exchange Commission shall be deemed to satisfy the requirement of this Section 13.2(b));

      (c) as soon as possible, and in any event within sixty (60) days after the end of each calendar quarter, quarterly unaudited financial statements of Lessee which will include a balance sheet, income statement and statement of cash flows and such other financial information as Lessor may reasonably request, prepared by Lessee's management and certified by the chief financial officer of Lessee (it being agreed that the delivery of Lessee's Form 10-Q filed for the most recent period with the Securities and Exchange Commission shall be deemed to satisfy the requirement of this Section 13.2(b));

      (d) on or prior to each date of expiration of Lessee's insurance, the insurance certificates required pursuant to Section 9.3;

      (e) each Notice of Loss or Damage as required pursuant to Section 10.2;
and

      (f) such information as Lessor may reasonably request from time to time with respect to the financial condition and operations of Lessee (and Lessor shall have the right to discuss the finances and accounts of Lessee with the principal officers of Lessee, at such times as Lessor may reasonably request) in order to determine whether the covenants, terms and provisions of each Lease have been and will be complied with by Lessee.

13.3  Binding Agreement.   This Agreement and each Rider shall be binding
      -----------------
upon and shall inure to the benefit of Lessee, Lessor and any assignee of Lessor.

13.4  Integration. This Agreement and each Rider hereunder constitutes the
      -----------
entire agreement between the parties hereto with respect to each Lease. No term or provision of this Agreement or any Rider may be changed, waived, amended or terminated except by a written agreement signed by both Lessor and Lessee.

13.5  Inconsistent Terms. In the event of any inconsistency between any
      ------------------
provision in this Agreement and a corresponding provision in any Rider, the term in the Rider shall control.

13.6  Governing Law; Jurisdiction. This Agreement and each Rider hereunder
      ---------------------------
shall be governed by and construed in accordance with the laws of the State of California. Lessor and Lessee hereby submit to the exclusive jurisdiction of any United States District Court in San Francisco, California, for the purpose of any action or proceeding arising out of or relating to this Agreement and any Rider hereunder.

13.7  Severability. If any provision of this Agreement or any Rider hereunder
      ------------
shall be held unenforceable or void, such unenforceability or invalidity shall not affect the validity or enforceability of any other provisions hereof and thereof.

13.8  Performance by Lessor.  If Lessee fails to perform any of its obligations
      ---------------------
under any Lease, Lessor may perform such obligations for Lessee and shall, on Lessor's written demand, repay Lessor for all costs and expenses incurred by Lessor, together with interest thereon, in performing such obligations.

13.9  Survival of Obligations.  The obligations of each of the parties under
      -----------------------
Sections 4, 5.5, 6.2, 7, 8.1, 8.4, 11 and 13 each Lease hereunder shall survive the expiration or termination of such Lease.

13.10 Further Assurances.  Lessee and Lessor shall from time to time do and
      ------------------
perform such other and further acts not expressly contemplated in this Agreement and each Lease hereunder, and execute and deliver any and all such other and further instruments not expressly contemplated in this Agreement and each Lease hereunder, as may be required by law or reasonably requested by the other to establish, maintain and protect their respective rights and remedies and to carry out and effect the intents and purposes of each Lease hereunder. The cost of providing such assurances shall be borne by the requesting party.

13.11 Counterparts.  This Agreement may be signed in counterparts, each of
      ------------
which shall be deemed to be an original of this Agreement and all of which, together, shall constitute but one and the same Agreement. Each Rider executed pursuant to this Agreement may be signed in counterparts, each of which shall be deemed to be an original of such Rider and all of which, together, shall constitute but one and the same such Rider.

13.12 Force Majeure.  Neither party shall be liable to the other for default
      -------------
or delay in the performance of any of its obligations hereunder due to act of God, fire, flood, storm, riot, war, sabotage, explosion, national defense requirement, inability to obtain electricity or other type of energy, raw material, labor, or any other cause beyond its reasonable control; provided,
                                                                   --------
however, that Lessee's obligations pursuant to Sections 2 (provided that the
-------
applicable Cars are available for delivery) and 7 and Lessor's rights pursuant to Section 11 hereof shall not be affected by any such event.

13.13  Quiet Enjoyment.  Lessor agrees that, notwithstanding any other
       ---------------
provision of this Agreement or any Lease, so long as no Event of Default has occurred, neither Lessor, nor any person or entity acting by or through Lessor (including, without limitation, any Financing Party within the meaning of Section 7.2(a)(vi) above, notwithstanding the subordination of the interest of Lessee under the applicable Lease to the interest of such Financing Party pursuant to Section 12.3 above), shall take or cause to be taken any action inconsistent with Lessee's rights under this Agreement or the applicable Lease or otherwise through its own actions in any way interfere with or interrupt the quiet enjoyment of the use, operation and possession of the Cars by Lessee pursuant to this Agreement and the applicable Lease. In the event that any such inconsistent action is taken by a Financing Party acting through Lessor, Lessor shall reimburse Lessee for its reasonable attorney's fees and expenses related to resisting or contesting such action.

     13.14  Manufacturers' Warranties.  Lessor hereby assigns to Lessee
            -------------------------
such rights as Lessor may have (to the extent Lessor may validly assign such rights) under all manufacturers' and suppliers' warranties with respect to the Cars; provided, however, that the foregoing rights shall automatically revert to
      --------  -------
Lessor upon the occurrence and during the continuance of any Event of Default hereunder, or upon the return of the Cars to Lessor. Lessee agrees to settle all claims with respect to the Cars directly with the manufacturers or suppliers thereof, and to give Lessor prompt notice of any such settlement and the details of such settlement.

     13.15  Confidentiality.  Each of the parties agrees not to disclose to any
            ---------------
third party (other than their auditors and respective professional advisors, and except as otherwise required by applicable law) any non-public, proprietary information provided by and concerning the other party which the other party specifies as being of a sensitive and confidential nature or concerning the terms and conditions set forth in this Agreement or any Lease other than such terms and conditions that filed in public records and are available to the public.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

LESSOR:        GATX THIRD AIRCRAFT CORPORATION
------

               By:___________________________





LESSEE:        PACER INTERNATIONAL, INC.
------

               By:___________________________

               Title:________________________

                                   EXHIBIT A

                                 FORM OF RIDER

                                 RIDER NO. __
                                      TO

RAILCAR  LEASE AGREEMENT

THIS RIDER NO. __ TO RAILCAR LEASE AGREEMENT (this "Rider") is entered into as of __________, by and between GATX Third Aircraft Corporation, a Delaware corporation ("Lessor") and__________, Inc., ("Lessee") pursuant to that certain Railcar Lease Agreement dated as of _______(the "Agreement") between Lessor and Lessee. Capitalized terms used but not defined herein shall have the meanings given such terms in the Agreement.

Lessor and Lessee agree as follows:

1.   Description of Cars Subject to this Rider
     -----------------------------------------

     [            ], with Road Numbers as set forth in Appendix A to this Rider.

2.   Delivery Location
     -----------------

     Lessor shall make the Cars available to Lessee for Lessee's inspection at
     [    ]. The cost of delivering the Cars to such inspection location shall be paid by Lessor, and the cost, if any, of transporting the Cars from the inspection location to Lessee's lines shall be paid by Lessee.

3.   Return Location
     ---------------

     The Cars shall be returned to Lessor at [   ], or at such other location or
     locations as are mutually agreeable to Lessor and Lessee, either on the last day of the Base Term or at the conclusion of any storage period pursuant to Section 8.1, if so requested by Lessor.

4.   Services

     Lessee will use the Cars for [   ].

5.   Term
     -----

     The Agreement shall commence on each Acceptance Date as to the Cars identified on the relevant Acceptance Notice. The Agreement shall terminate on the last to occur of (i) the last day of the Base Term or any permitted extension thereof and (ii) the day the Cars are returned to Lessor in the condition required pursuant to Section 8.2 of the Agreement.

     The Term shall consist of an interim term (the "Interim Term") and a base term ("the Base Term"). The Interim Term shall commence on the Acceptance Date for such Car and end on the last day of the month in which the last Car is delivered. The Base Term for all the Cars shall commence on the day after the last day of the Interim Term and shall end on the last day of the _________th month thereafter.

6.   Rent
     ----

     ("Rent") shall accrue and be paid as set forth herein and in the Agreement from the Acceptance Date for each Car until such Car is returned to Lessor in the condition required by Section 8.2 of the Agreement. Rent shall consist of interim rent ("Interim Rent"), base rent ("Base Rent") and holdover rent ("Holdover Rent"). Interim Rent shall accrue for each Car during the Interim Term at the rate of $_______ per Car per month and shall be payable on the last day of each month during the Interim Term. Base Rent shall accrue for each Car during the Base Term at the rate of $________ per Car per month and shall be payable in advance on the first day of each month of the Base Term. Holdover Rent shall accrue and be paid as set forth in Section 8.4 of the Agreement.

7.   Casualty Values
     ---------------

     The Casualty Values are the amounts as set forth on Exhibit B hereto.

IN WITNESS WHEREOF the parties hereto, intending to be legally bound thereby, have executed this Rider No. __ to Railcar Lease Agreement as of the date first above written.

LESSOR:        GATX THIRD AIRCRAFT CORPORATION
------

               By:______________________________




LESSEE:
------
               By:______________________________

          Title:________________________________

                                  SCHEDULE A


                                   CAR MARKS

                                  SCHEDULE B


                                CASUALTY VALUES

                                  APPENDIX A

FORM OF ACCEPTANCE NOTICE


ACCEPTANCE NOTICE


Reference is made to that certain Rider No. __ to Railcar Lease Agreement dated as of ______ (the "Agreement"), between GATX Third Aircraft Corporation ("Lessor") and ____________ ("Lessee"). Capitalized terms used but not defined herein have the meanings given such terms in the Lease.

The undersigned, who is duly authorized by Lessee, certifies that the railcars identified below are accepted by Lessee as of the date set forth below, which shall be the Acceptance Date for such railcars, and that such railcars are the Cars, as defined in the Lease, subject in all respects to the Lease as of the date set forth below. Lessee acknowledges that the Cars have been inspected by Lessee and are in the condition specified in Section 2.1 of the Agreement. Lessee further acknowledges that the Lessee is hereby obligated to pay Rent for the Cars as set forth in the Agreement.


          Description of Railcars            Road Nos.    Acceptance Date
          -----------------------            ---------    ---------------



IN WITNESS WHEREOF, the undersigned has executed this Acceptance Notice on
____________________.


                                    ________________________
                                    Name:
                                    Title:

                                       55